UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) Of
The Securities Exchange Act Of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

CVD EQUIPMENT CORPORATION
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CVD EQUIPMENT CORPORATION
1860 Smithtown Ave.
Ronkonkoma, New York 11779

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 28, 2009

Dear Shareholders:

NOTICE IS HEREBY GIVEN, that the 2009 Annual Meeting of Shareholders of CVD Equipment Corporation (the “Company”) will be held at 10:00 A.M., Daylight Savings Time on October 28, 2009 at the Company’s headquarters located at 1860 Smithtown Avenue, Ronkonkoma, New York 11779. At the meeting, you will be asked to vote on:

1.	The election of six directors to the Board of Directors of the Company to serve until the 2010 Annual Meeting of Shareholders;

2.	The ratification of the appointment by the Audit Committee of the Board of Directors of the Company in appointing MSPC as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and

3.	To transact such other and further business as may properly come before the meeting or any adjournment thereof

The Board of Directors has fixed September 15, 2009 as the record date for determining Shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only Shareholders of record at the close of business on September 15, 2009 are entitled to notice of, and to vote at, the meeting.

Your vote is important to us. Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope.

The foregoing items of business are more fully described in the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD OCTOBER 28, 2009:

THIS PROXY STATEMENT IS AVAILABLE AT www.cvdequipment.com. CLICK ON THE BUTTON www.cvdproxy.com

By Order of the Board of Directors,

/s/ Leonard A. Rosenbaum
Leonard A. Rosenbaum
Chairman, President and Chief Executive Officer

Dated: September 25, 2009

Ronkonkoma, New York

CVD EQUIPMENT CORPORATION
1860 Smithtown Avenue
Ronkonkoma, New York 11779

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

October 28, 2009

INTRODUCTION

This proxy statement and the accompanying proxy card is furnished in connection with the solicitation by the Board of Directors of CVD Equipment Corporation, a New York corporation (the “Company”), of proxies for use at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s headquarters at 1860 Smithtown Avenue, Ronkonkoma, New York 11779 at 10:00 A.M. Daylight Savings Time, on October 28, 2009, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the accompanying proxy card is first being mailed on or about September 25, 2009 to all Shareholders of the Company entitled to vote at the Annual Meeting (the “Shareholders”).

VOTING PROCEDURES AND SOLICITATION

Your Vote Is Important

Whether or not you plan to attend the Annual Meeting, please complete and return the enclosed proxy card. Your prompt voting may save the Company the expense of the following up with a second mailing. A return envelope (postage paid if mailed in the United States) is enclosed for that purpose.

Methods of Voting

You may vote by signing and returning the enclosed proxy card or by voting in person at the Annual Meeting. If you send in a proxy card, and also attend the Annual Meeting in person, the proxy holders will vote your shares as you instructed on your proxy card, unless you inform the Secretary at the Annual Meeting that you wish to vote in person.

Revoking a Proxy

You may revoke your proxy by:

▪	Signing and returning another proxy card at a later date;

▪	Sending written notice of revocation to the attention of the Secretary to:

CVD Equipment Corporation

1860 Smithtown Avenue,

Ronkonkoma, NY 11779; or

▪	Informing the Secretary and voting in person at the Annual Meeting.

To be effective, a later-dated proxy or written revocation must arrive at the above address before the start of the Annual Meeting.

Proxy Solicitation

The enclosed proxy card is being solicited on behalf of the Board of Directors. The Company will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, the Company’s directors, officers and employees may, without being additionally compensated, solicit proxies by telephone or fax. The Company has requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of the Company’s common stock. No additional compensation will be paid for such solicitation. The Company does not expect to employ anyone else in the solicitation of proxies.

How Proxy Cards Are Voted

The proxy holders named on the proxy card are Leonard Rosenbaum, the Company’s Chairman, President and Chief Executive Officer, and Glen R. Charles, the Company’s Chief Financial Officer and Secretary. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for all, some or none of our director nominees. You may also vote for or against the other proposals or abstain from voting. The proxy holders will vote shares according to the Shareholder instructions on the proxy card. If a signed proxy card does not contain instructions, then the proxy holders will vote the shares (1) “FOR” the election of the director nominees listed on the card; (2) “FOR” ratifying the appointment of MSPC as the Company’s independent public accountants for the year ending December 31, 2009; and (3) in their discretion, on any other business that may properly come before the meeting.

Broker Non-Votes

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item, and has not received instructions from the beneficial owner. Broker non-votes count for quorum purposes but not for voting purposes.

Quorum and Votes Required

A majority of the outstanding shares of common stock entitled to vote represented at the Annual Meeting in person or by proxy constitute a quorum. Only votes “FOR” or “AGAINST” a proposal count. Abstentions and broker non-votes will count towards the quorum but not for voting purposes.

Directors are elected by a plurality of the votes cast, so the five nominees receiving the most votes will be elected. Shareholders who do not wish to vote for one or more of the individual nominees may withhold authority as directed in the proxy card.

The proposal to ratify the appointment of the independent auditors for the year ending December 31, 2009 requires the affirmative vote of the holders of a majority of shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote.

Voting Rights, Shares Outstanding and Votes Per Share

Holders of common stock at the close of business on the record date of September 15, 2009 are entitled to vote at the Annual Meeting.

As of the close of business on September 10, 2009, there were 4,761,100 shares of common stock outstanding.

Each share of common stock is entitled to one vote on each matter submitted to the Shareholders at the Annual Meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statement and annual reports. This means that only one copy of our proxy statement and annual report to Shareholders may have been sent to multiple Shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you contact the Secretary at the following address or telephone number: CVD Equipment Corporation, 1860 Smithtown Avenue, Ronkonkoma, NY 11779; telephone: (631) 981-7081. If you want to receive separate copies of the proxy statement or the annual report to Shareholder in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

PROPOSAL 1: ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

At the time of the Annual Meeting, the Board of Directors will consist of six incumbent directors who are seeking to be elected at the meeting to serve until the next Annual Meeting or Special Meeting of Shareholders at which a new Board of Directors is elected and until their successors shall have been elected and qualified. The accompanying proxy card will be voted in favor of the persons named below to serve as directors, unless the Shareholder indicates to the contrary on the proxy card. Each of the nominees is currently one of the Company’s directors. See “Information Regarding Executive Officers and Directors” for biographical information as to each nominee.

The Nominating, Governance and Compliance Committee of the Board of Directors has nominated Leonard A. Rosenbaum, Alan H. Temple, Jr., Martin J. Teitelbaum, Conrad J. Gunther, Bruce T. Swan and Kelly S. Walters for election as the Company’s directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 1 TO ELECT AS DIRECTORS THE SIX NOMINEES PROPOSED BY THE NOMINATING, GOVERNANCE AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS.

Information Regarding our Board of Directors

Our Board of Directors consists of six directors, four of which have been determined to be “independent” as defined by the applicable rules of the NASDAQ Capital Market. These “independent” directors are Messrs. Gunther, Temple, Swan and Walters. Consistent with the requirements of the NASDAQ Capital Market, we require that a majority of our Board of Directors be “independent” directors. The Company’s common stock is listed on the NASDAQ Capital Market under the trading symbol “CVV”. The Company is a “smaller reporting company” within the meaning of Item 10(f)(1) of Regulation S-K.

The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required. Written or electronic materials are distributed in advance of meetings as a general rule and our Board of Directors schedules meetings with, and presentations from, members of our senior management on a regular basis and as required.

Directors are elected at the Annual Meeting of Shareholders and hold office until our next Annual Meeting and until their successors are elected and qualified. Officers are appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

The Board of Directors held nine meetings during the 2008 fiscal year. All of the directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served. While we encourage all members of the Board of Directors to attend Annual Meetings of Shareholders, there is no formal policy as to their attendance. At last year’s Annual Meeting of Shareholders, all five members of the Board of Directors attended the meeting.

INFORMATION REGARDING EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names, ages and positions within the Company of each of our directors and executive officers.

Name	Age	Position(s) with the Company
Leonard A. Rosenbaum	63	Chairman of the Board of Directors, Chief
		Executive Officer and President
Alan H. Temple, Jr.	76	Director and Chairman – Stock Option and Compensation Committee

Name	Age	Position(s) with the Company
Martin J. Teitelbaum	59	Director and Assistant Secretary
Conrad J. Gunther	63	Director and Chairman-Audit Committee
Bruce T. Swan	77	Director and Chairman-Nominating, Governance
		and Compliance Committee
Kelly S. Walters	38	Director
Glen R. Charles	55	Chief Financial Officer, and Secretary
Karlheinz Strobl	49	Vice President of Business Development

Business Experience:

The principal occupation and business experience of each of the directors and executive officers are as follows:

Leonard A. Rosenbaum

Leonard A. Rosenbaum founded the Company in 1982 and has been our President, Chief Executive Officer and has served as Chairman of the Board of Director since that time. From 1971 until 1982, Mr. Rosenbaum was President, Director and a principal Shareholder of Nav-Tec Industries, a manufacturer of semiconductor processing equipment similar to the type of some of the equipment that we currently manufacture. From 1966 to 1971, Mr. Rosenbaum was employed by a division of General Instrument Corporation, a manufacturer of semiconductor materials and equipment.

Alan H. Temple, Jr.

Alan H. Temple, Jr. has served as a member of our Board of Directors since 1987. Mr. Temple earned an MBA at Harvard University and has been President of Harrison Homes Inc., a building and consulting firm located in Pittsford, New York since 1977.

Martin J. Teitelbaum

Martin J. Teitelbaum has served as a member of our Board of Directors since 1985. Mr. Teitelbaum is an attorney, who, since 1988, has conducted his own private practice, the Law Offices of Martin J. Teitelbaum. Prior to establishing his own firm, Mr. Teitelbaum was a partner at Guberman and Teitelbaum from 1977 to 1987. Mr. Teitelbaum currently acts as our Assistant Secretary. Mr. Teitelbaum earned a B.A. in Political Science from the State University of New York at Buffalo and a Juris Doctor from Brooklyn Law School.

Conrad J. Gunther

Conrad J. Gunther has served as a member of our Board of Directors since 2000. Mr. Gunther has extensive experience in mergers and acquisitions and raising capital through both public and private means. He also has extensive experience in executive management in the banking industry. He also serves on the board of directors of GVC Venture Corp., a public company (since 2004). Since January 2008, Mr. Gunther has served as a Senior Vice President and Senior Loan Officer for Community National Bank, a Long Island based commercial bank, where he is responsible for all commercial lending. Mr. Gunther also continues to serve as the President of E-Billsolutions, Inc., a position he has held since 2001. E-Billsolutions provides credit card processing to internet, mail order and telephone order merchants.

Bruce T. Swan

Bruce T. Swan has served as a member of our Board of Directors since 2003. Mr. Swan has extensive banking, export and international credit experience and has been retired for more than five years. Mr. Swan has held the positions of Deputy Manager at Brown Brothers Harriman and Co., Assistant Treasurer at Standard Brands Incorporated, Assistant Treasurer at Monsanto Corporation, Vice President and Treasurer  at  AM  International

Inc. and President and Founder of Export Acceptance Company, LLC. Mr. Swan received his MBA from Harvard University in 1956 and is a former adjunct faculty member of New York University’s Stern School of Business Administration from 1986-2001.

Kelly S. Walters

Kelly S. Walters was appointed a member of the Board of Directors in September, 2009. Mr. Walters is the founder and presently serves as the managing member of Walters Advisory LLC, a management consulting firm. He has over 14 years of broad corporate finance and M&A experience having represented alternative energy, clean technology, climate policy, advanced materials, chemicals and nanotechnology clients. From 2007 until 2009, Mr. Walters was a principal at ThinkEquity Partners and a principal in the firm’s Greentech and Enabling Technologies investment banking team. From 2003 until 2007, he was an investment banker with Morgan, Joseph & Co. He began his investment banking career with Lehman Brothers in 2000 in the firm’s Global Chemicals and Industrials Group. Mr. Walters earned an MA at The Patterson School of Diplomacy and International Commerce at the University of Kentucky. Mr. Walters also earned an MBA in Finance and a BA in Economics at the University of Kentucky. He is a Chartered Financial Analyst (CFA) charterholder, a Certified Management Accountant (CMA) and a Certified Financial Manager (CFM).

Glen R. Charles

Glen R. Charles has been our Chief Financial Officer and Secretary since January 2004. From 2002 until 2004, he was the Director of Financial Reporting for Jennifer Convertibles Inc., the owner and licensor of the largest group of sofabed specialty retail stores in the United States. From 1994 to 2002, Mr. Charles was the Chief Financial Officer of Trans Global Services, Inc., a provider of temporary technical services to the aerospace, aircraft, electronics and telecommunications markets. Mr. Charles has also had his own business in the private practice of accounting. Mr. Charles is a Certified Public Accountant and earned his B.S. in Accounting from the State University of New York at Buffalo.

Karlheinz Strobl

Dr. Karlheinz Stobl has been the Vice President of Business Development since October 2007. From 1997 to 2007, until he joined the Company, he was the founder and President of eele Laboratories, LLC, A technology and manufacturing solutions development company for a novel Light Engine for the video and data projection display market. Dr. Strobl holds over 14 patents and earned an MBA from Boston University, a Ph.D from the University of Innsbruck and an MS. from both the University of Innsbruck and the University of Padova. He has also worked at the Max Plank Institute and at Los Alamos National Laboratory.

COMMITTEES OF OUR BOARD OF DIRECTORS

We have a standing Audit Committee, Stock Option and Compensation Committee, and Nominating, Governance and Compliance Committee.

Audit Committee. The members of the Audit Committee are Conrad J. Gunther, Alan H. Temple, Jr. and Bruce T. Swan. Our Board of Directors has determined that Messrs. Gunther, Temple and Swan are “independent” under Rule 10A-3(b) of the Exchange Act and the applicable rules of the NASDAQ Capital Market. The Board of Directors has determined that Mr. Gunther is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act.

Our Audit Committee recommends our independent accountants for appointment to audit our financial statements and to perform services related to the audit, reviews the scope and results of the audit, reviews with management and the independent accountants our annual and quarterly operating results, considers the adequacy of the internal accounting procedures and controls, considers the  effect  of  such  procedures and controls on the accountant’s independence and establishes policies for business values, ethics and employee relations. During the fiscal year ended December 31, 2008, the Audit Committee held five meetings. A copy of the Audit Committee Charter, as amended, is available on the Company’s web site at www.cvdequipment.com and will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.

Stock Option and Compensation Committee. The Stock Option and Compensation Committee was formed through the merger in 2006 of the Stock Option Committee and the Compensation Committee. The Stock Option and Compensation Committee currently consists of Conrad J. Gunther, Alan H. Temple Jr. and Bruce T. Swan. The Stock Option and Compensation Committee has broad discretion in determining the persons to whom equity incentives are to be granted and the terms and conditions of the award, including the type of award, the exercise price and term and restrictions and forfeiture conditions. The Committee also reviews, approves and makes recommendations regarding our compensation policies, practices and procedures. With respect to executive officer compensation, the Stock Option and Compensation Committee receives recommendations and information from senior management. Annually Mr. Rosenbaum, the Company’s President and Chief Executive Officer, reviews with the Stock Option and Compensation Committee the performance of the Company’s executive officers and participates in Committee deliberations regarding the compensation of executive officers and senior management. Mr. Rosenbaum does not participate in the review or deliberations regarding his own compensation. Upon request by the Stock Option and Compensation Committee, management provides the Stock Option and Compensation Committee with recommendations, data and information regarding the compensation of the Company’s executive officers and senior management. The Stock Option and Compensation Committee has the authority to select and retain compensation consultants, outside counsel and other advisors in its sole discretion and to approve their fees and other retention terms. All of the members of the Stock Option and Compensation Committee currently qualify as independent under the rules of the NASDAQ Capital Market. During the fiscal year ended December 31, 2008, the Stock Option and Compensation Committee held one meeting.

Nominating, Governance and Compliance Committee. The Nominating, Governance and Compliance Committee consists of Bruce T. Swan, Conrad J. Gunther and Alan H. Temple, Jr. This Committee’s role is to make recommendations to the full Board of Directors as to the size and composition of the Board of Directors and to make recommendations as to particular nominees. All of the members of the Nominating, Governance and Compliance Committee currently qualify as independent under the rules of the NASDAQ Capital Market. During the fiscal year ended December 31, 2008, the Nominating, Governance and Compliance Committee held two meetings.

The Nominating, Governance and Compliance Committee may consider candidates recommended by Shareholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Governance and Compliance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the Shareholders. Candidates recommended by Shareholders will be considered on the same basis as candidates from other sources. If a Shareholder wishes to nominate a candidate to be considered for election as a director at the 2010 Annual Meeting of Shareholders, he or she must submit nominations in accordance with the procedures set forth in “Shareholder Proposals For Next Annual Meeting.” If a Shareholder wishes simply to propose a candidate for consideration as a nominee by the Nominating, Governance and Compliance Committee, he or she should submit any pertinent information regarding the candidate to the members of the Nominating, Governance and Compliance Committee of CVD Equipment Corporation, c/o Secretary, 1860 Smithtown Ave., Ronkonkoma, New York 11779.

A copy of the Nominating, Governance and Compliance Committee Charter is available on the Company’s website at www.cvdequipment.com. and will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.

Shareholder Communications

The Board of Directors provides a process by which Shareholders may communicate with the Board, including our independent directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to any director or the entire Board of Directors of CVD Equipment Corporation, c/o Secretary, 1860 Smithtown Ave., Ronkonkoma, New York 11779. All mail received at the above address that is addressed to the Board of Directors or any individual director will be relayed by the Company to the Board of Directors or individual director. On a periodic basis, all such communications will be compiled by the Secretary and submitted to the Board of Directors or the individual director whom the communications are addressed.

Code of Conduct and Ethics

The Board of Directors has adopted a Corporate Code of Conduct and Ethics, which applies to all directors, officers and employees, including the Company’s principal executive officer and principal financial officer. A copy of the Code of Conduct and Ethics is available on the Company’s web site at www.cvdequipment.com and will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 10, 2009 information regarding the beneficial ownership of the Company’s common stock by (a) each person who is known to the Company to be the owner of more than five percent of the Company’s common stock, (b) each of the Company’s directors, (c) each of the named executive officers, (d) all directors and executive officers and executive employees as a group and (e) all owners of more then five percent of the Company’s common stock as a group. For purpose of this table, a person or group of persons is deemed to have beneficial ownership of any shares that such person has the right to acquire within 60 days of August 31, 2009.

Name and Address of Beneficial Owner (1)	Amounts and Nature of Beneficial Ownership (2)	Percent of Class
Leonard A. Rosenbaum	1,386,850 (3)	29.1%
Alan H. Temple, Jr.	212,900 (4)	4.5
Martin J. Teitelbaum	96,000 (5)	2.0
Conrad J. Gunther	70,000 (6)	1.5
Bruce T. Swan	59,000 (7)	1.2
Kelly Walters	-	-
Glen R. Charles	15,000 (8)	*
Karlheinz Strobl	25,000 (9)	*
Directors and executive officers and executive employees as a group (eight persons)	1,864,750	39.2

Name and Address of Beneficial Owner (1)	Amounts and Nature of Beneficial Ownership (2)	Percent of Class

Gagnon Securities, LLC	250,000	5.3%

Five (5) percent owners as a group	1,636,850	34.4

____________________________________________________________________

*Less than 1% of the outstanding common stock or less than 1% of the voting power.

(1)

The address of Messrs. Rosenbaum, Temple, Teitelbaum, Gunther, Swan, Walters, Charles and Strobl is c/o CVD Equipment Corporation, 1860 Smithtown Avenue, Ronkonkoma, New York 11779. The address of Gagnon Securities, LLC is 1370 Avenue of the Americas, Suite 2400, New York, NY 10019.

(2)	All of such shares are owned directly with sole voting and investment power, unless otherwise noted below.

(3)	Includes options to purchase 45,000 shares of common stock.

(4)	Includes options to purchase 48,500 shares of common stock.

(5)	Includes 2,000 shares held by Mr. Teitelbaum’s wife as to which Mr. Teitelbaum disclaims beneficial ownership and options to purchase 52,000 shares of common stock.

(6)	Includes options to purchase 60,000 shares of common stock.

(7)	Includes options to purchase 45,000 shares of common stock.

(8)	Includes options to purchase 15,000 shares of common stock.

(9)	Includes options to purchase 25,000 shares of common stock. Does not include options to purchase 75,000 shares of common stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid to our chief executive officer, chief financial officer, and one other highly compensated officer, our “named executive officers,” for the year ended December 31, 2008. The Company has no executive officers other than the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus($)	Option Awards $(1)	All OtherCompensation	Total ($)
Leonard A. Rosenbaum, President and Chief Executive Officer	2008 2007 2006	169,001 162,742 162,742	25,000 - -	41,332(2) 42,099(2) 28,138(2)	77,000(5) - -	312,333 204,041 190,880
Glen R. Charles Secretary and Chief Financial Officer	2008 2007 2006	147,644 117,500 115,337	- - -	5,063(3) 5,063(3) 5,063(3)	- - -	152,707 122,563 120,400
Karlheinz Strobl Vice President – Business Development	2008 2007 2006	162,000 28,800 -	- - -	30,500(4) - -	- - -	162,000 28,800 -

_________________________________

(1)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by us in 2008 for option awards as determined pursuant to FAS 123(R). See additional information regarding the Option Awards under the section of this proxy entitled “Our Stock Option Plans” below.

(2)

A portion of the amount shown is attributable to non-qualified stock options to purchase 24,000 shares of the Company’s common stock granted to Mr. Rosenbaum on December 12, 2007. These options were issued at a grant price equal to the then current market price of $3.65. As of December 12, 2008, 67.6% of these options were exercisable. With respect to the remaining 8,000 underlying shares, the options become exercisable every three months beginning January 12, 2009. These options expire on December 12, 2017. The remaining portion is attributable to non-qualified stock options to purchase 21,000 shares of the Company’s common stock granted to Mr. Rosenbaum on September 13, 2005. As of October 13, 2008, all of these options were exercisable. These options were issued at a grant price equal to the then current market price of $4.10. These options expire on September 13, 2012.

(3)

The amount shown is attributable to non-qualified stock options to purchase 15,000 shares of the Company’s common stock granted to Mr. Charles on June 17, 2005. As of June 17, 2008, 75% of these options were exercisable. These options were issued at a grant price equal to the then current market price of $2.26. These options expire on June 16, 2012.

(4)

The amount shown is attributable to non-qualified stock options to purchase 100,000 shares of the Company’s common stock granted to Mr. Strobl on October 10, 2007 that became exercisable, as to 12.5% of the underlying shares, on October 7, 2008. These options were issued at a grant price equal to the then current market price of $4.62. These options expire on October 10, 2017.

(5)

The amount shown is attributable as to $27,000 as a result of the exercise by Mr. Rosenbaum of 15,000 shares of the Company’s common stock in 2008. The balance is attributable to accrued vacation time paid in 2008.

Outstanding Equity Awards at Year-End

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Leonard A. Rosenbaum, President and Chief Executive Officer	21,000 16,000	8,000	4.10 3.65	9/23/2010 9/13/2012 12/12/2017
Glen R. Charles, Chief Financial Officer and Secretary	11,250	3,750	2.26	6/16/2012
Karlheinz Strobl Vice President – Business Development	12,500	87,500	4.62	10/10/2017

Director Compensation

On November 19, 2008 the Stock Option and Compensation Committee adopted a Director Compensation Plan applicable to all non-employee directors, which beginning in 2010 will provide for annual compensation of $40,000 to each director in a combination of cash, stock grant and options. In 2008, each non-employee director was paid a cash retainer of $7,000. In 2009, each non-employee director is to be paid a cash retainer of $14,000 and will receive a stock grant on January 15, 2009, the number of shares of which will be equivalent to $10,000, rounded up to the next 100 shares, based on the closing market price on January 14, 2009. On January 14, 2009 the closing market price of our stock was $3.45, therefore 2,900 shares were granted to our non-employee directors. These shares are to be issued on January 15, 2009 and will vest as to 25% on each of January 15, 2009; April 15, 2009; July 15, 2009 and October 15, 2009.

The following table details fiscal 2008 compensation paid to our non-employee directors.

Name	Option Awards (1)	Total
Alan H. Temple, Jr.	$41,332 (2)	$41,332
Martin J. Teitelbaum	41,332 (3)	41,332
Conrad J. Gunther	41,332 (4)	41,332
Bruce T. Swan	41,332 (5)	41,332

(1)

Amounts shown do not reflect compensation actually received by the named director. Instead, the amounts shown are the compensation costs recognized by us in 2008 for option awards as determined pursuant to FAS 123(R). These compensation costs reflect option awards granted during and prior to 2008. The assumptions used to calculate the value of option awards are set forth under the section of this proxy entitled “Our Stock Option Plans” below.

(2)

A portion of the amount shown is attributable to non-qualified stock options to purchase 24,000 shares of the Company’s common stock granted to Mr. Temple on December 12, 2007. These options were issued at a grant price equal to the then current market price of $3.65. These options became exercisable as to 66.7% of the underlying shares, on December 12, 2008. With respect to the remaining 8,000 underlying shares, the options become exercisable on a quarterly basis, with options to purchase 2,000 shares exercisable every 3 months beginning January 12, 2009. These options expire on December 12, 2017. The remaining portion is attributable to non-qualified stock options to purchase 21,000 shares of the Company’s common stock granted to Mr. Temple on September 13, 2005 that became exercisable in full on October 13, 2008. These options were issued at a grant price equal to the then current market price of $4.10. These options expire on September 13, 2012.

(3)

A portion of the amount shown is attributable to non-qualified stock options to purchase 24,000 shares of the Company’s common stock granted to Mr. Teitelbaum on December 12, 2007. These options were issued at a grant price equal to the then current market price of $3.65. These options became exercisable as to 66.7% of the underlying shares, on December 12, 2008. With respect to the remaining 8,000 underlying shares, the options become exercisable on a quarterly basis, with options to purchase 2,000 shares exercisable every 3 months beginning January 12, 2009. These options expire on December 12, 2017. The remaining portion is attributable to non-qualified stock options to purchase 21,000 shares of the Company’s common stock granted to Mr. Teitelbaum on September 13, 2005 that became exercisable in full on October 13, 2008. These options were issued at a grant price equal to the then current market price of $4.10. These options expire on September 13, 2012.

(4)

A portion of the amount shown is attributable to non-qualified stock options to purchase 24,000 shares of the Company’s common stock granted to Mr. Gunther on December 12, 2007. These options were issued at a grant price equal to the then current market price of $3.65. These options became exercisable as to 66.7% of the underlying shares, on December 12, 2008. With respect to the remaining 8,000 underlying shares, the options become exercisable on a quarterly basis, with options to purchase 2,000 shares exercisable every 3 months beginning January 12, 2009. These options expire on December 12, 2017. The remaining portion is attributable to non-qualified stock options to purchase 21,000 shares of the Company’s common stock granted to Mr. Gunther on September 13, 2005 that became exercisable in full on October 13, 2008. These options were issued at a grant price equal to the then current market price of $4.10. These options expire on September 13, 2012.

(5)

A portion of the amount shown is attributable to non-qualified stock options to purchase 24,000 shares of the Company’s common stock granted to Mr. Swan on December 12, 2007. These options were issued at a grant price equal to the then current market price of $3.65. These options became exercisable as to 66.7% of the underlying shares, on December 12, 2008. With respect to the remaining 8,000 underlying shares, the options become exercisable on a quarterly basis, with options to purchase 2,000 shares exercisable every 3 months beginning January 12, 2009. These options expire on December 12, 2017. The remaining portion is attributable to non-qualified stock options to purchase 21,000 shares of the Company’s common stock granted to Mr. Swan on September 13, 2005 that became exercisable in full on October 13, 2008. These options were issued at a grant price equal to the then current market price of $4.10.These options expire on September 13, 2012.

EQUITY COMPENSATION PLANS

The following table provides information about shares of our common stock that may be issued upon the exercise of options or the grant of restricted stock under all of our existing compensation plans as of December 31, 2008.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance

Plan Category

Equity compensation plans approved by security holders	416,000	$ 3.59	883,250

Total	416,000	$ 3.59	883,250

_________________________

(1)	Reflects aggregate options and restricted stock awards outstanding under our 1989 Plan, 2001 Plan, Stock Option Plans and 2007 Share Incentive Plan (all as defined below).

(2)	Calculation is exclusive of the value of any unvested restricted stock awards.

Our Stock Option Plans

The Company maintains two stock option plans and one share incentive plan.

1989 “Key Employee” Stock Option Plan. On June 15, 1989, we instituted the 1989 “Key Employee” Stock Option Plan, a non-qualified stock option plan (the “1989 Plan”). In connection therewith, 700,000 shares of the Company’s common stock are reserved for issuance pursuant to options that may be granted under the 1989 Plan through June 30, 2009. The purchase price of the common stock under each option granted under the 1989 Plan shall be no lower than the average bid price per share, calculated on a monthly basis, that the common stock (as reported by the NASDAQ Capital Market) traded during the calendar year immediately preceding the year in which the option is granted. On June 3, 1996, the Company issued 84,000 options which expired ten years from the date of grant. None of these options were exercisable until June 3, 1999. The option price was less than the fair market value per share on the date the 1996 options were granted. On April 15, 1998, 140,000 options were granted to employees under the 1989 Plan. Options granted in 1998 vested straight-line over a four-year period following the date of grant and expired five years after the date of grant. On July 16, 1999, 52,500 options were granted to employees under this Plan. Options granted in 1999 vested incrementally over four-year periods following the date of grant and expire seven years after the date of grant. On February 2, 2000, 242,000 options were granted to employees under the 1989 Plan. On May 7, 2000 and August 8, 2000, a total of 80,000 options were granted to employees. On October 26, 2000, 3,500 options were granted to employees. All options granted in 2000 vested over a four-year period. All options granted in 2000 expired seven years after the date of grant. The option price for options granted in 1999 and 2000 not less than the fair market value per share on the date the options were granted. On April 1, 2003, the Company granted 12,500 options to employees under the 1989 Plan which expired April 1, 2008, and on September 23, 2003, granted 75,000 options to members of the Board of Directors which expire on September 23, 2010. On June 17, 2005 and August 4, 2005, 56,500 and 15,000 options respectively, were granted to employees under the 1989 Plan, which expire on June 16, 2012 and August 3, 2012, respectively. All of these options vest equally over a four-year period. On September 13, 2005, 105,000 options were granted to members of the Board of Directors which vest over three years and expire on September 12, 2012. On June 22, 2006, 10,000 options, which vest equally over a four-year period, were granted to an employee which expire on June 21, 2013. On February 22, 2007, 10,000 options which vest equally over a four-year period were granted to an employee which expire on February 22, 2014. On October 10, 2007, 100,000 options, of which 35,250 were applicable to the 1989 Plan, were granted to an employee. These options vest as to 12,500 per year at the end of each of the first two years and 10,250 at the end of the third year. These options expire on October 10, 2017. On June 30, 2009 the 1989 plan expired.

2001 Stock Option Plan. In November 2006, we registered a non-qualified stock option plan (the “2001 Plan”). Shareholders approved the 2001 Plan in July 2001, covering key employees, officers, directors and other persons that may be considered as service providers to the Company. Options may be awarded by the Board of Directors or by a committee appointed by the Board of Directors.  Under  the  2001 Plan, an aggregate of 300,000 shares of our common stock are reserved for issuance or transfer upon the exercise of options which are granted. Unless otherwise provided in the option agreement, options granted under the 2001 Plan are exercisable in 25% installments commencing one year from the anniversary date of the grant. The purchase price of the common stock under each option granted under the 2001 Plan is established by the Board of Directors provided, that the exercise price per share shall not be less than the closing price of the Company’s common stock on the date the option is granted. The stock options generally expire five years after the date of grant. The 2001 Plan shall terminate on July 22, 2011. On October 10, 2007, 100,000 options, of which 64,750 were applicable to the 2001 Plan, were granted to an employee. These options vest as to 2,250 at October 10, 2010 and then 12,500 equally over a five-year period and expire on October 10, 2017. On December 12, 2007 120,000 options were granted to members of the Board of Directors which vest over two years and expire on December 12, 2017.

2007 Share Incentive Plan. In August 2008, we registered the 2007 Share Incentive Plan (the “2007 Plan”). Shareholders approved the 2007 Plan in December 2007, covering key employees, officers, outside directors or third party consultants to the Company or any of its affiliates. The 2007 Plan authorizes the grant and issuance of two different types of Awards: Options (“Stock Options”), which can qualify as “incentive stock options” under the Internal Revenue Code (the “Code”), or as “non-qualified stock options”, and Restricted Stock, which is stock that is contingent on an employee satisfying conditions, including without limitation continued employment, passage of time or satisfaction of performance criteria. Options may be awarded by the Stock Option and Compensation Committee, although the Board of Directors may exercise any authority of the Committee under the 2007 Plan in lieu of the Committee’s exercise thereof. Under the 2007 Plan, an aggregate of 750,000 shares of our common stock are reserved for issuance or transfer upon the granting of Restricted Stock or upon the exercise of options which are granted. The purchase price of the common stock under each option granted under the 2007 Plan is established by the Board of Directors provided, that the exercise price per share shall not be less than the closing price of the Company’s common stock on the date the option is granted. On November 19, 2008 the Stock Option and Compensation Committee adopted a Director Compensation Plan applicable to all non-employee directors. As a directive of this plan, the four non-employee directors were granted the number of restricted shares which will be equivalent to $10,000, rounded up to the next 100 shares, based on the closing market price on January 14, 2009. These shares are to be issued on January 15, 2009 and will vest as to 25% on each of January 15, 2009; April 15, 2009; July 15, 2009 and October 15, 2009.

CHANGE IN CONTROL OR OTHER ARRANGEMENTS

Except for the foregoing, there are no other arrangements for compensation of directors and there are no employment contracts between the Company and its directors or any change in control arrangements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than ten percent of a registered class of the equity securities of the Company (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. In addition, Reporting Persons are required to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company’s review of (a) the copies of such reports and amendments thereto furnished to the Company by the Reporting Persons and (b) written representations from the Reporting Persons that no other reports were required, during the Company’s fiscal year ended December 31, 2008, all of the filings for such Reporting Persons were made on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Martin J. Teitelbaum serves as a director and our outside general counsel. The Company incurred legal fees for Mr. Teitelbaum’s professional services of approximately $90,000 and $133,000 for the years ended December 31, 2008 and 2007, respectively. As of December 31, 2008 and 2007, unpaid legal fees of approximately $90,000 and $116,000 respectively were due Mr. Teitelbaum for services rendered.

Charles Temple, son of Alan H. Temple, Jr. our director, is a non-officer employee of the Company. The Company paid Charles Temple approximately $111,034 in salary during the fiscal year ended December 31, 2008. In addition, Charles Temple received a benefit of approximately $6,400 relating to a stock grant of 2,000 shares during the fiscal year ended December 31, 2008.

The Company maintains bank accounts and deposits cash in a CDARS investment vehicle through Community National Bank. Conrad Gunther, a director of the Company, is a Senior Vice President and Senior Loan Officer at Community National Bank. Through the CDARS investment vehicle, the Company can place funds in excess of $250,000 with Community National Bank. Community National Bank then places these funds into CDs issued by other banks in the same CDARS network in increments of less than $250,000 so all of the funds on are eligible for FDIC protection. The Company does not pay any fees to Mr. Gunther or Community National Bank in connection with this investment vehicle. Community National Bank does collect a portion of the interest paid by the other participating banks in connection with the CDs issued.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee has appointed MSPC (formerly Moore Stephens P.C.) as the Company’s independent public accountants for the fiscal year ending December 31, 2009. The submission of the appointment of MSPC is not required by law or by the Company’s Bylaws. The Board of Directors is nevertheless submitting it to the Shareholders to ascertain their views. If the Shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Audit Committee. If MSPC shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Audit Committee will appoint other independent public accountants. MSPC has served as the Company’s independent public accountants since 2005. The Board of Directors expects that a representative of MSPC will be present at the Annual Meeting to respond to appropriate questions from Shareholders, and the Board of Directors will provide this representative with an opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 2 TO APPROVE THE SELECTION OF MSPC AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2009.

Audit and Non-Audit Fees

The following table sets forth the fees billed to us by MSPC during the years ended December 31, 2008 and 2007 for: (i) the annual audit of the Company, unaudited quarterly reviews of financial statements including the Company’s reports on Form 10-Q and services by MSPC normally provided by them in connection with statutory and regulatory filings, including the Company’s registration statement related to our 2007 public offering, for fiscal years 2008 and 2007, (ii) services by MSPC that are not reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning and (iv) all other fees for services rendered.

	Year Ended Dec. 31, 2008	Year Ended Dec. 31, 2007
Audit Fees	$92,500	$114,328
Audit-Related Fees (1)	--	--
Tax Fees	9,480	8,575
All Other Fees	--	3,835
Total Fees	$101,980	$126,738

_________________________

(1)	Accounting and reporting advisory services related to regulatory filings and acquisition activities.

Pre-Approval Policy

The Company pre-approved all of the above described audit and non-audit services provided by MSPC and has pre-approved similar services to be rendered during fiscal year 2009. The Audit Committee believes the rendering of these services is not incompatible with MSPC maintaining their independence.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

We have reviewed and discussed the audited financial statements for the year ended December 31, 2008 with the Company’s management and have discussed with MSPC, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, (Codification of Statements on Auditing Standards) as amended. In addition, we have received from MSPC, the written disclosures and the letter required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), and have discussed MSPC’s independence with them.

Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The Audit Committee

Conrad J. Gunther

Alan H. Temple, Jr.

Bruce T. Swan

DEADLINE FOR SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Shareholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company’s 2010 Annual Meeting of Shareholders must be received in writing at the Company’s offices at 1860 Smithtown Avenue, Ronkonkoma, New York 11779, no later than May 17, 2010 for inclusion in the Company’s proxy statement and proxy card relating to such meeting. Such proposals must comply with applicable SEC rules and regulations.

In order for any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) to be presented directly at next year’s annual meeting, we must receive notice of the proposal prior to August 15, 2010. If such notice is received, proxies may be voted at the discretion of management if we advise Shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter.

OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons appointed as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

DOCUMENTS INCLUDED WITH THIS PROXY STATEMENT

WE ARE PROVIDING HEREWITH, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2008, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. IF ANY PERSON RECEIVES THIS PROXY MATERIALS WITHOUT THE FOREGOING DOCUMENTS, THE COMPANY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, UPON A WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORTS SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, CVD EQUIPMENT CORPORATION, 1860 SMITHTOWN AVENUE, RONKONKOMA, NEW YORK 11779. THE COMPANY’S TELEPHONE NUMBER AT SUCH OFFICE IS (631) 981-7081.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By Order of the Board of Directors

CVD EQUIPMENT CORPORATION

Annual Meeting of Shareholders

October 28, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned Shareholder of CVD Equipment Corporation (the “Company”) hereby revokes all previous proxies and constitutes and appoints Leonard A. Rosenbaum and Glen R. Charles, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all of the shares of common stock of the Company which the undersigned held of record and is entitled to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s headquarters located at 1860 Smithtown Avenue, Ronkonkoma, New York 11779 at 10:00 A.M., Daylight Savings Time, on October 28, 2009 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of Annual Meeting of Shareholders and accompanying proxy statement (the “Proxy Statement”), with all the powers the undersigned would possess if present personally at said meeting, or at any postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 28, 2009:

THE PROXY STATEMENT IS AVAILABLE AT www.cvdequipment.com. CLICK ON THE BUTTON www.cvdproxy.com

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Please Detach and Mail in the Envelope Provided

☒Please mark your votes

as in this example using

dark ink only.

1.

The election of the following nominees to the Company’s Board of Directors to serve until the 2010 Annual Meeting of Shareholders: Leonard A. Rosenbaum, Martin J. Teitelbaum, Alan H. Temple, Jr., Conrad J. Gunther, Bruce T. Swan and Kelly S. Walters.

FOR [ ]
all nominees
(except as marked
to the contrary below)

WITHHOLD [ ]
AUTHORITY
to vote for all
nominees listed above

FOR ALL EXCEPT [ ]

Leonard A. Rosenbaum [ ]
Martin J. Teitelbaum [ ]

Alan H. Temple, Jr. [ ]
Conrad J. Gunther [ ]
Bruce T. Swan [ ]
Kelly S. Walters [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and check the box next to each nominee you wish to withhold authority.

2.	The ratification of the appointment of MSPC as the Company’s independent public accountants for the year ending December 31, 2009.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.

In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, all as set out in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

Please sign exactly as your name appears and return this proxy card immediately in the enclosed stamped self-addressed envelope.

Signature(s) ____________________	Signature _____________________
Dated: _________________

NOTE:

Please mark, date and sign exactly as name(s) appear on this proxy and return the proxy card promptly using the enclosed envelope. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. Executors, administrators, attorneys, trustees, or guardians should state full title or capacity. Joint owners should each sign. If signer is a partnership, please sign in partnership name by authorized person.